UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2017

Skyline Corporation

(Exact name of registrant as specified in its charter)

Indiana	1-4714	35-1038277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 743, 2520 By-Pass Road

Elkhart, Indiana 46515

(Address of principal executive offices)

(574) 294-6521

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2017, William H. Lawson notified the Board of Directors (the “Board”) of Skyline Corporation (the “Company”) of his intent to retire from the Board as of July 24, 2017. On June 12, 2017 and June 13, 2017, respectively, Jerry Hammes and David T. Link each notified the Board of their respective intent to retire from the Board and not to stand for reelection as a director of the Company upon the expiration of their current terms, which expire at the Company’s upcoming 2017 Annual Meeting of Shareholders scheduled for later this year. Messrs. Hammes’, Lawson’s, and Link’s decisions to retire and not stand for reelection to the Board is not a result of any disagreement with any of the foregoing directors and the Company on any matter relating to the Company’s operations, policies, or practices.

Mr. Hammes, age 85, has served on the Board since 1986, Mr. Lawson, age 80, has served on the Board since 1973, and Mr. Link, age 80, has served on the Board since 1994. Each of the foregoing directors currently serves as a member of the Board’s Audit, Nominating and Corporate Governance, and Compensation Committees. Messrs. Hammes, Lawson, and Link will continue to serve as directors and as members of the committees of the Board to which they are currently assigned until their current terms as directors expire at the 2017 Annual Meeting of Shareholders. The Company deeply appreciates the significant contributions Messrs. Hammes, Lawson, and Link have made to the Company over their combined 98 years of service on the Board, and the Company wishes them well in their future endeavors.

The Board intends to nominate candidates for election to the Board at the upcoming 2017 Annual Meeting of Shareholders to fill the positions resulting from the retirements of Messrs. Hammes, Lawson, and Link and may appoint a director to fill the unexpired term of Mr. Lawson.

Item 8.01	Other Events.

On June 14, 2017, the Company issued a press release announcing the retirement of Messrs. Hammes, Lawson, and Link from the Board, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished with this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release dated June 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyline Corporation
Date: June 14, 2017
	By:	/s/ Jon S. Pilarski
Printed Name: Jon S. Pilarski
Title: Chief Financial Officer